                                                                    EXHIBIT 20.2

(WFS FINANCIAL LOGO)


                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended November 30, 2003
                   for Distribution Date of December 22, 2003





COLLECTIONS
                                                                                                                    DOLLARS
Payments received                                                                                               48,799,533.93
      Plus/(Less):
                Net Servicer Advances                                                                              201,985.82
                Investment Earnings on funds in the Collection Account                                             251,045.39
                                                                                                               --------------

Total Funds Available for Distribution                                                                          49,252,565.14
                                                                                                               ==============



DISTRIBUTIONS


      Servicing Fee                                                                             1,344,836.00
      Trustee and Other Fees                                                                        4,155.12
                                                                                                ------------

Total Fee Distribution                                                                                           1,348,991.12

      Note Interest Distribution Amount - Class A-1                                  99,720.59
      Note Interest Distribution Amount - Class A-2                                 320,100.00
      Note Interest Distribution Amount - Class A-3                                 579,333.33
      Note Interest Distribution Amount - Class A-4                                 600,491.67
                                                                          --------------------
                                                                                  1,599,645.59

      Note Principal Distribution Amount - Class A-1                             45,869,990.93
      Note Principal Distribution Amount - Class A-2                                      0.00
      Note Principal Distribution Amount - Class A-3                                      0.00
      Note Principal Distribution Amount - Class A-4                                      0.00
                                                                          --------------------
                                                                                 45,869,990.93
Total Class A Interest and Principal Distribution                                                               47,469,636.52

      Note Interest Distribution Amount - Class B-1                                 131,750.00
      Note Principal Distribution Amount - Class B-1                                      0.00
                                                                          --------------------

Total Class B Interest and Principal Distribution                                                                  131,750.00

      Note Interest Distribution Amount - Class C-1                                 171,562.50
      Note Principal Distribution Amount - Class C-1                                      0.00
                                                                          --------------------

Total Class C Interest and Principal Distribution                                                                  171,562.50

      Note Interest Distribution Amount - Class D-1                                 130,625.00
      Note Principal Distribution Amount - Class D-1                                      0.00
                                                                          --------------------

Total Class D Interest and Principal Distribution                                                                  130,625.00

      Spread Account Deposit                                                                                             0.00
                                                                                                             ----------------


Total Distributions                                                                                             49,252,565.14
                                                                                                             ================

                        WFS FINANCIAL 2003-2 OWNER TRUST
                          Distribution Date Statement
                 for Collection Period ended November 30, 2003
                   for Distribution Date of December 22, 2003




      PORTFOLIO DATA:
                                                                       # of loans
            Beginning Aggregate Principal Balance                                     84,070                      1,291,042,483.31

                Less: Principal Payments                                                        18,190,137.78)
                      Full Prepayments                                                (1,574)   16,382,485.07)
                      Partial Prepayments                                                 --             0.00
                      Liquidations                                                      (336)   (5,015,773.71)
                                                                                                -------------
                                                                                                                    (39,588,396.56)
                                                                                                                  -----------------
            Ending Aggregate Principal Balance                                        82,160                      1,251,454,086.75
                                                                                                                  ================

      Ending Outstanding Principal Balance of Notes                                                               1,200,666,251.28
      Overcollateralization Amount                                                                                   50,787,835.47
      Overcollateralization Level                                                                                            4.06%

      OTHER RELATED INFORMATION:

      Spread Account:

            Beginning Balance                                                                    7,500,000.00
                  Deposits                                                                               0.00
            Investment Earnings on funds in the Spread Account                                      39,228.26
                  Reductions                                                                       (39,228.26)

                                                                                                -------------
            Ending Balance                                                                                            7,500,000.00

            Beginning Initial Deposit                                                            7,500,000.00
                  Repayments                                                                       (39,228.26)
                                                                                                -------------
            Ending Initial Deposit                                                                                    7,460,771.74


      Modified Accounts:
            Principal Balance                                                                           0.00%                 0.00
            Scheduled Balance                                                                           0.00%                 0.00

      Servicer Advances:
            Beginning Unreimbursed Advances                                                      1,137,139.36
            Net Advances                                                                           201,985.82
                                                                                                -------------
                                                                                                                      1,339,125.18

      Net Charge-Off Data:
            Charge-Offs                                                                          6,715,771.45
            Recoveries                                                                          (1,241,925.88)
                                                                                                -------------
            Net Charge-Offs                                                                                           5,473,845.57

      Delinquencies (P&I):                                             # of loans
            30-59 Days                                                                 1,474    18,638,917.36
            60-89 Days                                                                   418     4,728,844.50
            90-119 Days                                                                  103     1,144,702.87
            120 days and over                                                             12       179,675.92

      Repossessions                                                                      122     1,071,514.86

      Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of
          the Sale and Servicing Agreement)                                                0                                  0.00

      Cumulative Charge-Off Percentage                                                                                        0.36%

      WAC                                                                                                                  11.5161%
      WAM                                                                                                                   58.024


                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended November 30, 2003
                   for Distribution Date of December 22, 2003

                               BEGINNING         NOTE MONTHLY                  TOTAL                                    REMAINING
              ORIGINAL        OUTSTANDING         PRINCIPAL      PRIOR       PRINCIPAL      PRINCIPAL     CURRENT      OUTSTANDING
             PRINCIPAL         PRINCIPAL        DISTRIBUTABLE  PRINCIPAL   DISTRIBUTABLE   DISTRIBUTION  PRINCIPAL      PRINCIPAL
CLASSES       BALANCE           BALANCE             AMOUNT     CARRYOVER       AMOUNT         AMOUNT     CARRYOVER       BALANCE
-------       -------           -------             ------     ---------       ------         ------     ---------       -------
A-1        335,000,000.00      89,036,242.21   45,869,990.93      0.00    45,869,990.93   45,869,990.93    0.00        43,166,251.28


A-2        291,000,000.00     291,000,000.00            0.00      0.00             0.00            0.00    0.00       291,000,000.00


A-3        395,000,000.00     395,000,000.00            0.00      0.00             0.00            0.00    0.00       395,000,000.00


A-4        299,000,000.00     299,000,000.00            0.00      0.00             0.00            0.00    0.00       299,000,000.00


B-1         63,750,000.00      63,750,000.00            0.00      0.00             0.00            0.00    0.00        63,750,000.00


C-1         67,500,000.00      67,500,000.00            0.00      0.00             0.00            0.00    0.00        67,500,000.00


D-1         41,250,000.00      41,250,000.00            0.00      0.00             0.00            0.00    0.00        41,250,000.00

         ================   ================   =============      ====    =============   =============    ====     ================
  TOTAL  1,492,500,000.00   1,246,536,242.21   45,869,990.93      0.00    45,869,990.93   45,869,990.93    0.00     1,200,666,251.28
         ================   ================   =============      ====    =============   =============    ====     ================

              TOTAL
            PRINCIPAL
           AND INTEREST
CLASSES    DISTRIBUTION
-------    ------------
A-1       45,969,711.52


A-2          320,100.00


A-3          579,333.33


A-4          600,491.67


B-1          131,750.00


C-1          171,562.50


D-1          130,625.00

          =============
  TOTAL   47,903,574.02
          =============




                    NOTE MONTHLY                  TOTAL
                      INTEREST       PRIOR      INTEREST        INTEREST     CURRENT     DEFICIENCY    POLICY
 NOTE    INTEREST   DISTRIBUTABLE   INTEREST  DISTRIBUTABLE   DISTRIBUTION   INTEREST      CLAIM       CLAIM
CLASSES    RATE        AMOUNT      CARRYOVER     AMOUNT          AMOUNT     CARRYOVER      AMOUNT      AMOUNT
-------    ----        ------      ---------     ------          ------     ---------      ------      ------
  A-1    1.26000%      99,720.59      0.00       99,720.59       99,720.59     0.00          0.00       0.00

  A-2    1.32000%     320,100.00      0.00      320,100.00      320,100.00     0.00          0.00       0.00

  A-3    1.76000%     579,333.33      0.00      579,333.33      579,333.33     0.00          0.00       0.00

  A-4    2.41000%     600,491.67      0.00      600,491.67      600,491.67     0.00          0.00       0.00

  B-1    2.48000%     131,750.00      0.00      131,750.00      131,750.00     0.00          0.00       0.00

  C-1    3.05000%     171,562.50      0.00      171,562.50      171,562.50     0.00          0.00       0.00

  D-1    3.80000%     130,625.00      0.00      130,625.00      130,625.00     0.00          0.00       0.00
                    ============      ====    ============    ============     ====          ====       ====
 TOTAL              2,033,583.09      0.00    2,033,583.09    2,033,583.09     0.00          0.00       0.00
                    ============      ====    ============    ============     ====          ====       ====

                        WFS FINANCIAL 2003-2 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended November 30, 2003
                   for Distribution Date of December 22, 2003


Detailed Reporting

      See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 2003 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.








                       --------------------------------------------------
                       Lori Bice
                       Assistant Vice President
                       Director Technical Accounting





                       --------------------------------------------------
                       Susan Tyner
                       Vice President
                       Assistant Controller